Exhibit 16.1

May 16, 2011

United States Security and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re:	Pay Mobile, Inc. SEC File No.: 001-16851

Gentlemen:

I have reviewed the foregoing 8-K of Pay Mobile, Inc. and in accordance with Item 304(a) of Regulation S-k, I agree with the statements made by the Registrant herein

Very truly yours,

/s/ Malcolm L. Pollard
Malcolm L. Pollard